Exhibit 10.18

CONFIDENTIAL

AMENDMENT No. 13

to the

Large Scale Product Supply Agreement dated 18 December 2002

between

LONZA SALES AG

and

ALEXION INTERNATIONAL S.A.R.L.

Additional Batches of Eculizumab Product in 2009 through 2013

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

THIS AMENDMENT is made the 8th day of June 2007 (“Amendment 11 Effective Date”)

BETWEEN

LONZA SALES A.G., of Muenchensteinerstrasse 38, CH-4002, Basel, Switzerland (hereinafter referred to as “Lonza”)

and

ALEXION INTERNATIONAL S.A.R.L., of Avenue Gratta-Paile 2, World Trade Center, 1000 Lausanne, Switzerland (hereinafter referred to as the “Customer”)

WHEREAS:

A.	Lonza Biologics plc and Alexion Pharmaceuticals Inc entered into a Large-Scale Product Supply Agreement dated 18 December 2002 (hereinafter referred to as “the Agreement”), under which Lonza Biologics plc agreed to provide certain Services (as therein defined) to Alexion Pharmaceuticals Inc, and

B.	Pursuant to a Novation Agreement effective from 1 January 2007, Lonza Biologics plc and Alexion Pharmaceuticals Inc agreed that Lonza was to take over all of Lonza Biologics plc’s rights, title and interest in the Agreement, and that the Customer was to take over all of Alexion Pharmaceuticals Inc’s rights, title and interest in the Agreement, in every way as if Lonza and the Customer respectively had at all times been party to the Agreement.

C.	The Agreement has previously been amended with the consent of both parties; and

D.	Customer now wishes Lonza to perform certain additional Services under the Agreement; and

E.	Lonza is willing to carry out the additional Services on the terms set out herein.

NOW THEREFORE it is hereby agreed to amend the terms of the Agreement as follows:

1.	Commercial Batch Campaigns.

1.1	The following new definition shall be inserted into the Agreement:

“Commercial Batch Campaigns” means the following four (4) manufacturing campaigns of Batches of Product to commence manufacture at 5,000L scale in Lonza (NH)’s facility in Portsmouth, New Hampshire:

Commercial Batch Campaign	Number of Batches to be delivered		Commencement date of Campaign
Campaign -1	[	*]	[	*]
Campaign -2	[	*]	[	*]
Campaign -3	[	*]	[	*]
Campaign -4	[	*]	[	*]

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

1.2	The Parties hereby agree that the aggregate number of Batches to be manufactured over the four (4) Commercial Batch Campaigns shall not be less than [*] Batches and shall not be greater than [*] Batches.

1.3	The number of Batches that the Customer wishes to be manufactured in Commercial Batch Campaign 1 shall be confirmed by the Customer to Lonza in writing no later than 01 July 2008.

1.4	All Commercial Batch Campaigns subsequent to Campaign -1 shall be scheduled by Lonza according to freely available manufacturing capacity in Lonza’s facility not earlier than [*] months after commencement of the previous Commercial Batch Campaign and not later than [*] months after the commencement of the previous Commercial Batch Campaign.

2.	Price of Additional Batches

The Batch Price for all the Batches in the Commercial Batch Campaigns shall be $[*] inclusive of all Raw Materials and resins, subject to an annual review in accordance with Section 13.3.1 after 31 December 2009.

The then current Batch Price for each Batch shall be payable against Lonza’s invoices as follows:

(a)	[*] upon [*] of each Batch.

(b)	[*] upon [*] of each Batch.

3.	Customer and Lonza acknowledge and hereby agree that, on signature of this Amendment No. 13 to the Agreement, they have made a binding and irrevocable commitment to accept and pay for (in the case of Customer) and to provide (in the case of Lonza) the Services identified in this Amendment No. 13, subject to all terms of the Agreement.

Cancellation of Batches. It is agreed and understood between the Parties that the Batches ordered under Amendment No. 13 are firm orders and may not be cancelled by the Customer except pursuant to Sections 6.8, 15.7 and 18.6 of the Agreement and except as otherwise provided in this Section 3.1. In the event that Alexion withdraws the Eculizumab product (also known as Soliris) for sale from the United States market, then Customer may terminate this Amendment No.13 and cancel any remaining Batches to be manufactured under this Amendment No.13 that have not already commenced manufacture by Lonza in accordance with the cancellation provisions of Section 18.1.2 of the Agreement (subject to Customer giving not less than [*] days notice of such termination, and for the avoidance of doubt, Customer does not necessarily have to terminate this Agreement as referred to in Section 18.1.2).

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

Except as otherwise set forth herein, nothing contained herein shall amend, alter, modify or supplement the Agreement and the Agreement shall remain in full force and effect, as amended by this Amendment No. 13.

AS WITNESS the hands of the duly authorised representations of the parties hereto the day and year first above written.

Signed for and on behalf of

LONZA SALES AG	/s/ Ralf Geier Cibin
Ralf Geier Cibin Authorised Signatory

Title

Signed for and on behalf of

LONZA SALES AG	/s/ Gerry Kennedy
Gerry Kennedy Authorised Signatory
Signed for and on behalf of

ALEXION INTERNATIONAL S.A.R.L.	/s/ Patrice Coissac
Patrice Coissac
Title: Gerant

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.